SECURITIES PURCHASE AGREEMENT

by and among

TWISTBOX ENTERTAINMENT, INC.,

THE SUBSIDIARY GUARANTORS,

AND

VALUEACT SMALLCAP MASTER FUND, L.P,

dated as of

July 30, 2007

	TABLE OF CONTENTS

		Page
	ARTICLE I DEFINITIONS
1.1	Definitions	1

	ARTICLE II PURCHASE AND SALE
2.1	Closing	4

	ARTICLE III REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties of the Company	5
3.2	Representations and Warranties of the Investors	16

	ARTICLE IV OTHER AGREEMENTS OF THE PARTIES
4.1	Transfer Restrictions	18
4.2	Use of Proceeds	20

	ARTICLE V REGISTRATION RIGHTS
5.1	Warrant Shares	20

	ARTICLE VI OBSERVER RIGHTS
6.1	Observer	20
6.2	Confidentiality	21
6.3	Termination of Certain Rights	22

	ARTICLE VII COVENANTS
7.1	Integration	22
7.2	Reservation of Securities	22

	ARTICLE VIII CONDITIONS
8.1	Conditions Precedent to the Investor’s Obligation to Purchase	22
8.2	Conditions Precedent to the Obligations of the Company	24

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	ARTICLE IX MISCELLANEOUS

9.1	Termination	25
9.2	Fees and Expenses	25
9.3	Entire Agreement	25
9.4	Notices	25
9.5	Amendments; Waivers	26
9.6	Construction	26
9.7	Successors and Assigns	26
9.8	Governing Law; Venue; Waiver of Jury Trial	26
9.9	Survival	27
9.10	Execution	27
9.11	Severability	27
9.12	Rescission and Withdrawal Right	27
9.13	Replacement of Securities	27
9.14	No Promotion	27

Exhibits

Exhibit A Schedule of Investors

Exhibit B Form of Senior Secured Note

Exhibit C Form of Warrant

Exhibit D Form of Guarantee and Security Agreement

Exhibit E List of Material Agreements

Exhibit F Schedule of Exceptions

Exhibit G Form of Opinion of Company Counsel

Exhibit H Form of Amended and Restated Investors’ Rights Agreement

Exhibit I Form of Shareholders Agreement Amendment

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of July 30, 2007, by and among Twistbox Entertainment, Inc., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined below) and ValueAct SmallCap Master Fund, L.P. (the “Investor”).

WHEREAS:

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement: (i) that aggregate principal amount of notes (the “Senior Secured Notes”) in substantially the form attached hereto as Exhibit B set forth opposite such Investor’s name in column two (2) on the Schedule of Investors attached hereto as Exhibit A, and (ii) that aggregate number of Warrants (the “Warrants”) in substantially the form attached hereto as Exhibit C set forth opposite such Investor’s name in column four (4) on the Schedule of Investors which will be exercisable to purchase shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (as exercised, collectively, the “Warrant Shares”).

C. Each of the Subsidiary Guarantors (as defined below) will guarantee (the “Guarantee”) the Company’s obligations under the Senior Secured Notes on the terms and subject to the conditions of the Guarantee and Security Agreement (as defined below).

D. The Senior Secured Notes, Warrants and Warrant Shares are collectively referred to herein as the “Securities.”

E. NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Action” has the meaning set forth in Section 3.1(m).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Amended and Restated Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement in substantially the form set forth as Exhibit H hereto.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be 12:00 p.m., eastern standard time, on July 30, 2007 (or such other date and time as is mutually agreed to by the Company and each Investor).

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Company Counsel” means Proskauer Rose LLP, special counsel to the Company.

“Common Stock” has the meaning set forth in the Preamble.

“Environmental Laws” has the meaning set forth in Section 3.1(n).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.1(h).

“Foreign Securities Law” means the laws and regulations governing the sale of securities of a jurisdiction outside the United States of America where the capital stock of the Company may be listed or traded.

“Fundamental Transaction” shall be (i) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity unless the holders of the capital stock of the Company immediately prior to such transaction are entitled to exercise, directly or indirectly, 50% (fifty percent) or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation, (ii) a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale of transfer of all or substantially all of the Company’s properties and assets to another person.

“Guarantee and Security Agreement” by and among the Company, the Investor and Subsidiary Guarantors party thereto in substantially in the form set forth as Exhibit D hereto.

“Grantor” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Information” has the meaning set forth in Section 6.1(b).

“Lien” means any lien, charge, claim, encumbrance, right of first refusal or other security interest.

“Major Content Provider” means each of the top five (5) content providers to the Company ranked by dollar volume during the fiscal year ended March 31, 2007.

“Major Mobile Telephone Carrier” means each of the top five (5) mobile telephone carriers of the Company’s content ranked by revenue during the fiscal year ended March 31, 2007.

“Material Adverse Effect” has the meaning set forth in Section 3.1(a).

“Material Agreements” has the meaning set forth in Section 3.1(r).

“Material Permits” has the meaning set forth in Section 3.1(ff).

“Measuring Date” has the meaning set forth in Section 3.1(i).

“Observer” has the meaning set forth in Section 6.1(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Plan” has the meaning set forth in Section 3.1(f)(iii).

“Preferred Stock” means the Company’s preferred stock designated as “Series A Preferred Stock” and “Series B Preferred Stock”.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Proprietary Assets” has the meaning set forth in Section 3.1(k)(i).

“Purchase Price” has the meaning set forth in Section 2.1(b).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Preamble.

“Securities” has the meaning set forth in the Preamble.

“Senior Secured Notes” has the meaning set forth in the Preamble.

“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement, dated as of May 15, 2006, as amended, or otherwise modified from time to time (including by the Shareholders Agreement Amendment).

“Shareholders Agreement Amendment” means the Amendment to the Shareholders Agreement in substantially the form set forth as Exhibit I hereto.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Subsidiary Guarantor” means each Subsidiary of the Company that has guaranteed the Senior Secured Notes pursuant to the Guarantee and Security Agreement.

“Trading Market” means any foreign or United States securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Senior Secured Notes, the Warrants, the Amended and Restated Investors’ Rights Agreement, the Shareholders’ Agreement Amendment and the Guarantee and Security Agreement.

“Transfer” means any sale, transfer, assignment or other disposition, directly or indirectly, and “Transferred” shall have the correlative meaning.

“VAC” has the meaning set forth in Section 6.2(a).

“VAC Entity” or “VAC Entities” has the meaning set forth in Section 6.2(a).

 “Violation” has the meaning set forth in Section 5.8(a).

“Warrant” has the meaning set forth in the Preamble.

“Warrant Shares” has the meaning set forth in the Preamble.

ARTICLE II
PURCHASE AND SALE

2.1 Closing.

(a) Subject to the terms and conditions set forth in Sections 8.1 and 8.2 herein, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, such principal amount of Senior Secured Notes and number of Warrants set forth opposite the Investor’s name on Exhibit A hereto under the headings “Senior Secured Notes” and “Warrants”. The Closing shall take place on the Closing Date at the offices of Company Counsel.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Total Purchase Price” in United States dollars and in immediately available funds (the “Purchase Price”), by wire transfer to an account designated in writing to such Investor by the Company for such purpose; provided, however, that an amount of the Purchase Price equal to the principal amount together with accrued interest on the promissory note dated July 16, 2007 between the Company and the Investor in the principal amount of $250,000 (the “Promissory Note”) may be paid by the Investor by delivering to the Company the Promissory Note for cancellation by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the Schedule of Exceptions attached as Exhibit F to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Section 3 if it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections:

(a) Organization, Good Standing, Corporate Power and Qualification. Each of the Company and the Subsidiary Guarantors has been duly incorporated and organized, and is validly existing in good standing, under the laws of its state of incorporation and qualified to do business in any state or other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis or (iii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”). Each of the Company and the Subsidiary Guarantors has the requisite corporate power and authority to enter into, deliver, and perform the Transaction Documents, to sell and issue the Securities (including the underlying Warrant Shares) hereunder, and to own and operate their properties and assets and to carry on their business as currently conducted and as presently proposed to be conducted. The Company has made available to the Investor copies of its Articles of Incorporation, Bylaws and its minute books. Said copies are true, correct and complete and reflect all amendments now in effect, and with respect to the minute books, contain minutes of all meetings and/or actions by written consent of directors and stockholders since the time of incorporation.

(b) Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity other than the Subsidiaries scheduled on Section 3.1(b) of the Schedule of Exceptions. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are, to the extent applicable, validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c) Authorization; Enforcement. All corporate action on the part of the Company’s and each of the Subsidiary Guarantor’s directors and stockholders necessary, as applicable, for: (i) the authorization, execution, delivery of, and the performance of all obligations of the Company and each Subsidiary Guarantor under this Agreement and the other Transaction Documents to which it is a party; (ii) the authorization, issuance, reservation for issuance, sale and delivery of all of the Securities being sold under this Agreement and of the Warrant Shares; and (iii) amending the Company’s bylaws, has been taken. This Agreement, along with the other Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of the Company and each Subsidiary Guarantor, to the extent party thereto, enforceable against the Company and each Subsidiary Guarantor, to the extent party thereto, in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) applicable federal or state securities laws limits on indemnification; and (iii) the effect of rules of law governing the availability of equitable remedies.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions contemplated hereby or thereby will not result in any violation or default, or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company’s or any Subsidiary Guarantor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, any judgment, order or decree of any court or arbitrator to which the Company or any Subsidiary Guarantor is a party or is subject, any agreement or contract of the Company or any Subsidiary Guarantor, or, to the Company’s knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any Lien upon any asset of the Company or any Subsidiary Guarantor (other than the Lien granted to the Investor pursuant to the Transaction Documents).

(e) Valid Issuance of Securities.

(i) The Senior Secured Notes have been duly and validly authorized by the Company for issuance and sale to the Investor pursuant to this Agreement and, when paid for and then issued, as provided in this Agreement, will have been validly executed, issued and delivered by the Company in accordance with the terms of this Agreement and the Senior Secured Note.

(ii) The Guarantee and Security Agreement has been duly and validly authorized by each Subsidiary Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Subsidiary Guarantor in accordance with the terms of the Guarantee and Security Agreement.

(iii) The Warrants have been duly and validly authorized by the Company and, when paid for and then issued, as provided in this Agreement, will have been validly executed and delivered by the Company. The Warrant Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and when issued upon such exercise in accordance with the Warrant, will be duly and validly issued and outstanding, fully paid and nonassessable.

(iv) Assuming the truth and accuracy of the representations made by the Investor in Section 3.2 hereof, the offer and sale of the Securities solely to the Investor in accordance with this Agreement and (assuming no change in currently applicable law, no Transfer of Securities by any holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Warrant Shares upon exercise of the Warrants) the issuance of the Warrant Shares are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the State of California and the states in which the Investor is a resident based upon its address set forth on the Schedule of Investors attached hereto as Exhibit A.

(f) Capitalization. The-capitalization of the Company immediately prior to the Closing consists of the following:

(i) Preferred Stock. A total of 5,204,255 authorized shares of preferred stock, $0.01 par value per share, consisting of 2,500,000 shares designated as “Series A Preferred Stock,” of which 825,075 shares will be issued and outstanding and 2,704,255 shares designated as “Series B Preferred Stock,” of which 2,704,254 will be issued and outstanding.

(ii) Common Stock. A total of 20,000,000 authorized shares of Common Stock, of which 7,785,716 shares will be issued and outstanding.

(iii) Options, Warrants, Reserved Shares. Except for (i) any conversion privileges of the Preferred Stock, (ii) the 3,700,000 shares of Common Stock reserved for issuance under the Company’s 2006 Stock Incentive Plan (the “Plan”) under which (y) options to purchase 2,223,689 shares will be outstanding, and (z) 1,476,311 shares remain available for future issuance under the Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. Apart from the exceptions noted herein or in the Schedule of Exceptions, no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Board minutes and/or actions by written consent of the Board.

(iv) The outstanding shares of the capital stock of the Company (i) are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder action, and (ii) assuming the accuracy of the representations and warranties and the compliance with the covenants made by the original purchasers of such shares, were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(v) All options granted vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal quarterly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.

(g) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, (i) any federal, state or local governmental authority having jurisdiction over the Company or any Subsidiary Guarantor, or (ii) any other Person, is required on the part of the Company or any Subsidiary Guarantor in order to enable the Company or the Subsidiary Guarantors to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party except (A) where the failure to obtain the same would not have a material and adverse impact on the Company’s business, (B) for such qualifications or filings under applicable securities laws as may be required in connection with the Transactions contemplated by this Agreement and (C) for such board of director and stockholder consents that have been obtained prior to Closing. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(h) Financial Statements. The Company has delivered to each Investor its unaudited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 2007 (collectively the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared substantially in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as set forth in Section 3.1(h) of the Schedule of Exceptions. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

(i) Certain Actions. Since March 31, 2007 (the “Measuring Date”), the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed individually in excess of Ten Thousand Dollars ($10,000) or in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate; (iii) made any loans or advances to any person, other than advances (e.g., travel expenses) made in the ordinary course of business in excess of Ten Thousand Dollars ($10,000) in the aggregate; (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (v) entered into any material transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

(j) Activities Since Measuring Date. Since the Measuring Date, there has not been:

(i) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted), taken as a whole;

(ii) any waiver by the Company or any Subsidiary Guarantor of any material right or of a material debt owed to it;

(iii) any change or amendment to a material contract or arrangement by which the Company, any Subsidiary Guarantor or any of their assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary Guarantor, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(v) any material change in any compensation arrangement or agreement with any employee;

(vi) any sale, assignment or Transfer of any material patents, trademarks, copyrights, trade secrets or other material intangible assets;

(vii) any resignation or termination of employment of any key officer of the Company; and the chief executive officer of the Company, to his knowledge, does not know of the impending resignation or termination of employment of any such officer;

(viii) any receipt of notice that there has been a loss of, or material order cancellation by, any Major Mobile Telephone Carrier or Major Content Provider of the Company;

(ix) any mortgage, pledge, Transfer of a security interest in, or lien, created by the Company or any Subsidiary Guarantor, with respect to any of its material intellectual property rights or any other material properties or assets, except liens for taxes not yet due or payable;

(x) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xi) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct; or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

(xii) any agreement or commitment by the Company or any Subsidiary Guarantor to do any of the things described in this Section 3.1(j).

(k) Status of Proprietary Assets.

(i) Status. The Company and the Subsidiary Guarantors have full title and ownership of, or are duly licensed under or otherwise authorized to use, all inventions, patents, patent applications, trademarks, service marks, trade names, trade secrets, information, proprietary rights, processes and copyrights (all of the foregoing collectively hereinafter referred to as the “Proprietary Assets”) necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or, to its knowledge, infringement upon the rights of others. Neither the Company nor the Subsidiary Guarantors has received any written communications alleging that the Company or the Subsidiary Guarantor has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity, nor is the Company or any Subsidiary Guarantor aware of any basis therefore.

(ii) Licenses; Other Agreements. Neither the Company nor any Subsidiary Guarantor has granted any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company or any Subsidiary Guarantor, nor is the Company or any Subsidiary Guarantor bound by or a party to any option, license or agreement of any kind with respect to any of its respective Proprietary Assets. Neither the Company nor the Subsidiary Guarantor is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

(iii) Employee Obligations. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently proposed to the conducted.

(iv) Assignment of Inventions. Each current or former partner, director, officer, employee or consultant of the Company who has, in each case, been involved in the development or modification of any Proprietary Assets owned or purported to be owned by the Company, has executed a written agreement expressly assigning to the Company all right, title and interest in any inventions and works of authorship and all intellectual property rights therein.

(1) Tax Matters. The Company and each Subsidiary (i) has timely prepared and filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be past due by the taxing authority of any jurisdiction, and the Company knows of no basis for such claim. The Company has not waived or extended any statute of limitations at the request of any taxing authority. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity and the Company is not presently undergoing any audit by a taxing authority.

(m) Absence of Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the Company’s knowledge, currently threatened) against the Company or any Subsidiary Guarantor, its respective activities or its respective properties before any court or governmental agency. There is no action, suit, proceeding or investigation by the Company or any Subsidiary Guarantor currently pending or which the Company or any Subsidiary Guarantor intends to initiate.

(n) Environmental Matters. The Company and each Subsidiary (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has affected or would reasonably be expected to affect, individually or in the aggregate, materially and adversely the assets, properties, financial condition, operating results or business of the Company; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(o) Compliance. None of the Company or any Subsidiary Guarantor is in violation of (i) any term of its certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) any material term or provision of any indebtedness, instrument, judgment or decree or Material Agreement and (iii) to its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would have a Material Adverse Effect.

(p) Title to Assets. The Company and the Subsidiary Guarantors own and have good and marketable title to its respective tangible properties and assets, free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or the Subsidiary Guarantors are in good operating condition and repair, ordinary wear and tear excepted.

(q) Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Company, is threatened with respect to or that could affect any real property leased by the Company or any of the Subsidiary Guarantors, which proceedings has affected or would reasonably be expected to affect, individually or in the aggregate, materially and adversely the assets, properties, financial condition, operating results or business of the Company. No real property leased by the Company or any of the Subsidiary Guarantors is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. The Company owns no real property.

(r) Material Agreements and Obligations. All of the indentures, contracts and agreements, with expected receipts or expenditures in excess of $25,000 or involving a license or grant of material rights to or from the Company involving, patents, copyrights, trademarks, or other proprietary information applicable to the current business of the Company or relating to compensation plans or arrangements with employees (other than with respect to such employees’ salaries or grants of options pursuant to the Company’s Plan), to which the Company is a party and which are in effect as of the Closing are listed on Exhibit E (the “Material Agreements”). The Material Agreements are valid, binding, and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and the Company has not received any written notice of termination with respect to any such contract or agreement by any of the parties to any such contract or agreement.

(s) Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to March 31, 2007 in the ordinary course of business which have not been, in the aggregate, materially adverse to the assets, properties, financial condition, operating results or business of the Company, (iii) liabilities and obligations under leases for its principal offices and for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

(t) No General Solicitation; Brokers or Finders. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Other than as set forth on Section 3.1(t) of the Schedule of Exceptions, neither the Company nor the Investor, as a result of any action taken by the Company, have incurred or will incur, directly or indirectly, any liability for brokerage of finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transactions contemplated hereby.

(u) Private Placement. None of the Company, its Subsidiaries, any of their Affiliates, or any Person acting on their behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(v) Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

(w) Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(x) Registration Rights. Except as contemplated by the Transaction Documents and the Registration Rights Agreement, dated May 16, 2006 by and among the Company and certain holders of the Company’s Series A Preferred Stock, the Company is not under any obligation to register under the Securities Act or Foreign Securities Law any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

(y) Disclosure. This Agreement, the Exhibits hereto, the other Transaction Documents and any certificate expressly delivered by the Company or any Subsidiary Guarantor to the Investor or their attorneys or agents in connection herewith or therewith or with the Transactions contemplated hereby or thereby, taken as a whole, neither contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading except that, with respect to the Company’s business plan or investment presentations and any financial projections submitted to the Investor in connection with this Agreement and the Transactions contemplated hereby, the Company represents and warrants only that such business plan, investment presentations and financial projections were prepared in good faith based on reasonable assumptions and are not materially inconsistent with any internal Company plans, budgets or forecasts.

(z) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged, including directors’ and officers’ liability insurance. Neither the Company nor any Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(aa) ERISA. The Company does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

(bb) Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. Other than the Company’s Plan and any grants of options thereunder, the Company is not a party to any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

(cc) Employees. To the Company’s knowledge, no employee of the Company nor any consultant with whom the Company has contracted, is in violation of any material term of any employment contract, proprietary information agreement, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with the Company, any former employer or any other party; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. The Company does not have any collective bargaining agreement covering any of its employees. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The chief executive officer of the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

(dd) Transactions With Affiliates and Employees. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board). No officer, director, key employee or stockholder of the Company is indebted to the Company (excluding advances to employees made in the ordinary course of business not exceeding $10,000 in the aggregate). To the Company’s knowledge, none of the officers, directors, key employees or stockholders of the Company or any members of their immediate families, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1 % of such company) which may compete with the Company and (ii) investments by venture capital funds or similar institutional investors with which directors of the Company may be affiliated and serve as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, personally interested in any material contract with the Company (other than such contracts as relate to any such person’s (i) ownership of capital stock or other securities of the Company, (ii) indemnification by the Company or (iii) salary and other employment benefits provided by the Company to such person).

(ee) Questionable Payments. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (iii) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee which, in the aggregate of clauses (i) through (iv) would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

(ff) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign  regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits does not, individually or in the aggregate, materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(gg) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements substantially in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Investment Company. Neither the Company nor any of its Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(ii) Margin Stock. Neither the Company nor any of the Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as such term is defined in Regulation U). Immediately before and after giving effect to the sale of the Senior Secured Note, Margin Stock will constitute less than 25% of the Company’s assets as determined in accordance with Regulation U. No part of the proceeds of the Senior Secured Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulation T, U or X.

(jj) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or would become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

3.2 Representations and Warranties of the Investors. The Investor hereby represents and warrants to the Company as follows:

(a) Authorization. This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable against the Investor in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that it has full power and authority to enter into the Transaction Documents to which it is a party.

(b) Purchase for Own Account. The Securities to be purchased by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof with the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, the Investor also represents that the Investor has not been formed for the specific purpose of acquiring Securities.

(c) Disclosure of Information. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities. To the knowledge of such Investor, such Investor has received or has had full access to all the information it requested in connection with its investment decision with respect to the Securities to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(d) Investment Experience. The Investor understands that the purchase of the Securities involves substantial risk. The Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Securities and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons. The Investor represents that the office in which its investment decision was made is located at the address on the Schedule of Investors attached hereto as Exhibit A.

(e) Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f) Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances as set forth in Article IV. In this connection, such Investor represents that the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the Securities sold hereunder except as provided herein. The Investor understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investor covenants that the Securities will only be Transferred pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or Foreign Securities Law or, if so requested by the Company, upon delivery to the Company of an opinion of counsel reasonably satisfactory to the Company that such Transfer is being made pursuant to an available exemption from the registration requirements of the Securities Act or Foreign Securities Law, and in compliance with any applicable state securities laws. The Investor may not Transfer any Securities to any person that the Board, in its reasonable judgment, deems to be a direct competitor of the Company or an affiliate thereof. In connection with any Transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act or Foreign Securities Law. Notwithstanding anything contained herein to the contrary, any transferee of any Securities shall, as a condition precedent to such Transfer, agree in writing to be subject to the terms of the Transaction Documents to the same extent as if the transferee were an original Investor hereunder.

(b) Such Investor understands that the instruments representing the Senior Secured Notes and the Warrants and, when issued, the stock certificates representing the Warrant Shares, until such time as the resale of the Secrities have been registered and sold under the Securities Act and Foreign Securities Law, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THIS NOTE HAS NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. [THESE SECURITIES] [THIS NOTE] MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR FOREIGN SECURITIES LAWS, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR FOREIGN SECURITIES LAWS AND (2) IF SUCH SALE, TRANSFER OR ASSIGNMENT VIOLATES APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. [THESE SECURITIES] ARE SUBJECT TO THE PROVISIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 30, 2007, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN, AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, DATED AS OF JULY 30, 2007. COMPLETE AND CORRECT COPIES OF SUCH AGREEMENTS ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO ANY HOLDER OF [THESE SECURITIES] UPON WRITTEN REQUEST WITHOUT CHARGE.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities have been registered and sold pursuant to an effective registration statement under the Securities Act or Foreign Securities Law or (ii) in connection with a sale, assignment or other Transfer, the Company reasonably requests that such holder provide the Company with opinion of counsel reasonably acceptable to the Company that the legend may be removed without registration under the applicable requirements of the Securities Act or Foreign Securities Law.

(c) Drag-Along. In the event that the Board and holders of a majority of the outstanding shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock and Series B Preferred Stock approve (i) a sale of all or substantially all of the assets of the Company to an unrelated third party, (ii) a sale of more than 50% of the outstanding capital stock of the Company (on an as-converted basis) to one or more unrelated third parties or (iii) a merger or consolidation of the Company with an unrelated third party as a result of which either (x) the Company does not survive or (y) such unrelated third parties (or equity owners thereof) hold, directly or indirectly, at least a majority of the Common Stock (on an as-converted basis), (such events, a “Sale of the Company”), then each holder of Warrant Shares hereby agrees with respect to all shares of capital stock of the Company (including Common Stock) that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(i) in the event such transaction requires the approval of stockholders, (a) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of the Company’s capital stock, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (b) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the Company’s capital stock in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) in the event that the Sale of the Company is to be effected by the sale of shares of the Company’s capital stock held by the holders of the Company’s Series B Preferred Stock (the “Selling Stockholders”) without the need for stockholder approval, each holder of Warrant Shares agrees to sell all shares of capital stock of the Company beneficially held thereby (or in the event that the Selling Stockholders are selling fewer than all of their shares of Company’s capital stock, shares in the same proportion as the Selling Stockholders are selling) to the person to whom the Selling Stockholders propose to sell their shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Selling Stockholders, except that the holders of Warrant Shares will not be required to sell their shares unless the liability for indemnification of such holders of Warrant Shares in such Sale of the Company is several, not joint, and is pro rata in accordance with such holder’s respective relative stock ownership of the Company, and will not exceed the consideration payable thereto, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct thereby);

(iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(iv) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company.

If the drag-along provisions set forth in the Shareholders Agreement are amended or modified, or are replaced with a similar provision applicable to the shareholders of a successor to the Company in connection with a Fundamental Transaction, then the provisions of Section 4.1(c) above shall be deemed to have been similarly amended, modified or replaced, mutatis mutandis.

4.2 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes and not for the (i) repayment of any of the Senior Secured Notes or (ii) redemption or repurchase of any of its equity securities. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

ARTICLE V
REGISTRATION RIGHTS

5.1 Warrant Shares. The Warrant Shares have certain rights to registration as set forth in the Amended and Restated Investors’ Rights Agreement, dated as of July 30, 2007 and are subject to certain restrictions as set forth therein.

ARTICLE VI
OBSERVER RIGHTS

6.1 Observer.

(a) If ValueAct SmallCap Master Fund, L.P. (“VAC”) no longer has the right to elect one director pursuant to the Shareholders Agreement, then, so long as VAC owns at least $5,500,000 of the principal amount of the Senior Secured Notes or at least 800,582 shares of Common Stock issued or issuable upon exercise of the Warrants (as adjusted pursuant to the terms and conditions set forth therein), then VAC shall be granted the right to appoint, and the Company will permit, one representative appointed by VAC (the “Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. VAC may transfer its rights to appoint the Observer to one transferee of the Warrants or Warrant Shares in connection with a Transfer permitted by the terms of this Agreement, provided, however, that such Transfer to such transferee shall include at least $5,500,000 in principal amount of the Senior Secured Notes or 800,582 shares of Common Stock (as adjusted pursuant to the terms and conditions set forth therein) issued or issuable upon exercise of the Warrants. Notwithstanding anything contained herein to the contrary, the Company may withhold portions of information from the Observer and exclude the Observer from portions of any meeting if, upon advice of the Company’s legal counsel, access to such information or attendance at a portion of a meeting by the Observer would adversely affect the attorney-client privilege between the Company and its legal counsel. The Observer shall execute a customary confidentiality agreement reasonably acceptable to the Company.

(b) The Company acknowledges that the Investor will likely have, from time to time, information that may be of interest to the Company (“Information”) regarding a wide variety of matters including, by way of example only, (i) current and future investments VAC has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company’s, and (ii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that VAC and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit VAC’s ability to pursue opportunities based on such Information or that would require VAC or Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

6.2 Confidentiality. The Investor agrees to hold all information received pursuant to this Article VI, or otherwise in connection with its rights under the Transaction Documents, in confidence, and not to use or disclose any of such information to any third party, except to the extent such information was made publicly available by the Company; provided, however, that the Investor may disclose such information (i) as may be required by law, (ii) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their bona fide services in connection with monitoring its investment in the Company, (iii) to any potential purchaser of the Securities so long as such purchaser is advised of the confidentiality provisions of this Section 6.2 and is bound by confidentiality obligations at least as restrictive as this Section 6.2 and (iv) to any partner or affiliate of the Investor so long as such partner or affiliate is advised of the confidentiality provisions of this Section 6.2 and is bound by confidentiality obligations at least as restrictive as this Section 6.2.

6.3 Termination of Certain Rights. The Company’s obligations under Sections 6.1 above will terminate (a) upon the closing of the first sale of the Company’s Common Stock to the general public pursuant to an effective registration statement filed under the Securities Act or Foreign Securities Law in which the gross proceeds of the Company (without reduction for underwriter’s discounts and commissions or expenses of the sale), equals or exceeds $25,000,000; (b) upon a Fundamental Transaction; or (c) at such time as VAC or any permitted transferee of the rights under Section 6.1, as the case may be, no longer own, beneficially or of record, at least (i) $5,500,000 in principal amount of the Senior Secured Notes or (ii) 800,582 of shares of Common Stock issued or issuable upon exercise of the Warrants as adjusted pursuant to the terms and conditions set forth therein.

ARTICLE VII
COVENANTS

7.1 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

7.2 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

ARTICLE VIII
CONDITIONS

8.1 Conditions Precedent to the Investor’s Obligation to Purchase. The obligation of the Investor to purchase the Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) The Company shall have duly executed and delivered to each Investor:

(i) one or more Senior Secured Notes with an aggregate principal amount as is set forth opposite the Investor’s name in column two (2) on the Schedule of Investors;

(ii) that number of Warrants as is set forth opposite the Investor’s name in column three (3) on the Schedule of Investors;

(iii) copies of the Amended and Restated Investors’ Rights Agreement and the Shareholders Agreement Amendment fully executed by all parties thereto (other than the Investor);

(iv) the Guarantee and Security Agreement signed on behalf of the Company, and each Subsidiary Guarantor party thereto, together with the following:

(1) any certificated securities representing shares of capital stock or other similar interests owned by or on behalf of any Grantor (as defined in the Guarantee and Security Agreement) constituting Collateral (as defined in the Guarantee and Security Agreement) as of the Closing Date after giving effect to the Transactions;

(2) any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any Grantor constituting Collateral as of the Closing Date after giving effect to the Transactions;

(3) stock powers and instruments of transfer, endorsed in blank, with respect to such certificated securities, promissory notes and other instruments;

(4) descriptions of all intellectual property, including all patents, trademarks and copyrights, owned by the Company and its Subsidiaries in detail reasonably satisfactory to the Investor;

(5) the Control Agreements executed by the relevant Grantors and the Collateral Agent and acknowledged and agreed to by the relevant Control Account Bank pursuant to the Guarantee and Security Agreement (“Control Agreement”, “Collateral Agent” and “Control Account Bank” shall have the meanings set forth in the Guarantee and Security Agreement);

(6) all instruments and other documents, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Guarantee and Security Agreement; and

(7) results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to the Grantors in the jurisdictions contemplated by the Guarantee and Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are acceptable to the Collateral Agent or have been released.

(b) Such Investor shall have received the opinion of Company Counsel, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

(c) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the Transactions contemplated by the Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

(d) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed on behalf of the Company by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

(e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, except for those consents and approvals set forth in Sections 3.1(d) and 3.1(g) to the Schedule of Exceptions.

(f) The Investors shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to Section 9.2 hereof.

(g) The Company shall have delivered to such Investor such other documents relating to the Transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8.2 Conditions Precedent to the Obligations of the Company. The Company’s obligation to sell and issue the Securities at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

(a) Receipt of Payment. The Investor shall have delivered payment of the Purchase Price to the Company for the Securities.

(b) Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects.

(d) Transaction Documents. The Company shall have received copies of all Transaction Documents fully executed by all parties thereto (other than the Company and its Subsidiaries).

ARTICLE IX
MISCELLANEOUS

9.1 Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

9.2 Fees and Expenses. The Company shall reimburse the Investor for all of its reasonable costs and expenses incurred in connection with the Transactions contemplated by this Agreement, including, but not limited to, fees of outside counsel (in an amount not to exceed $150,000) and other out-of-pocket expenses. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the initial sale and issuance of the applicable Securities (other than the Warrant Shares) to the Investor.

9.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investor will execute and deliver such further documents as may be reasonably requested in order to give effect to the intention of the parties under the Transaction Documents.

9.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

9.5 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor(s) holding a majority in interest on an as converted basis of the Warrant Shares. Subject to the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon all parties to this Agreement, including, without limitation, any Investor who may not have executed such amendment or waiver.

9.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or Transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the Transferred Securities, by the provisions hereof that apply to the “Investors.”

9.8 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

9.9 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

9.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option owed to the Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

9.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

9.14 No Promotion. Except as otherwise required by law and as provided in Section 4.5 herein, the Company agrees that it will not, without the prior written consent of VAC in each instance, (i) use in advertising, publicity, press release or otherwise the name of any VAC Entity, or any partner or employee of any VAC Entity, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any VAC Entity or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any VAC Entity. This provision shall survive termination of the Transaction Documents.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TWISTBOX ENTERTAINMENT, INC.
By:	/s/ Ian Aaron
Name:	IAN AARON
Title:	PRES./CEO

WAAT MEDIA CORP.
By:	/s/ Ian Aaron
Name:	IAN AARON
Title:	PRES./CEO

TWISTBOX GAMES LTD. & CO. KG
By:	/s/ Ian Aaron
Name:	IAN AARON
Title:	PRES./CEO

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of July 30, 2007 (the “Purchase Agreement”) by and among Twistbox Entertainment, Inc., the Subsidiary Guarantors (as defined therein) and the Investor (as defined therein) and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

VALUEACT SMALLCAP MASTER FUND, L.P.
By its General Partner, VA SmallCap Partners, LLC

By:	/s/ David Lockwood
Name:	DAVID LOCKWOOD
Title:	MANAGING MEMBER